EXHIBIT 32(a)
CERTIFICATE OF THE
CHIEF EXECUTIVE OFFICER OF
UNIVERSAL FOREST PRODUCTS, INC.
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350):
     I, Michael B. Glenn, Chief Executive Officer of Universal Forest Products, Inc., certify, to the best of my knowledge and belief, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) that:
     (1) The report on Form 10-K for the year ended December 30, 2006, which this statement accompanies, fully complies with requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in this report on Form 10-K for the period ended December 30, 2006 fairly presents, in all material respects, the financial condition and results of operations of Universal Forest Products, Inc.

UNIVERSAL FOREST PRODUCTS, INC.

Date: February 27, 2007	By:	/s/ Michael B. Glenn

Michael B. Glenn
	Its:	Chief Executive Officer
The signed original of this written statement required by Section 906, or any other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Universal Forest Products, Inc. and will be retained by Universal Forest Products, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.